Exhibit 4.2
-----------


                          REGISTRATION RIGHTS AGREEMENT

         This REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made as of August 31, 2005 by and among (i) ATC Healthcare, Inc., a Delaware corporation (the "Company"), (ii) each of each of the following parties, Stuart Savitsky, an individual with a principal residence located at 961 South End, Woodmere, New York 11598, Shabsi Schreier, an individual with a principal residence located at 342 Grant Avenue, Woodmere, New York 11598, and Steven Wiener, an individual with a principal residence located at 520 Cedarwood Drive, Cedarhurst, New York 11516 (each sometimes referred to as, an "Investor" and collectively as, the "Investors"), and (iii) each person or entity that subsequently becomes a party to this Agreement pursuant to, and in accordance with, the provisions of Section 11 hereof (collectively, the "Investor Permitted Transferees" and each individually an "Investor Permitted Transferee").

         WHEREAS, each of the Investors previously sold assets to the Company and received certain debt obligations as partial consideration for such asset sale and which debt obligations (which debt obligation is referred to herein with respect to each Investor as, the "Debt") are currently evidenced by Subordinated Promissory Notes of the Company's subsidiaries, ATC Healthcare Services, Inc. and ATC Staffing Services, Inc., dated April 22, 2005, each in the principal amount of Two Million Seven Hundred Thousand Dollars ($2,700,000), for an aggregate principal amount of Eight Million One Hundred Thousand Dollars ($8,100,000) (individually a "Subordinated Note" and collectively, the "Subordinated Notes"); and

         WHEREAS, pursuant to an Agreement dated as an even date herewith between the Company and the Investors (the "Debt Agreement"), the Investors have each agreed to cancel their Subordinated Notes in exchange for an unfunded promise of the Company to transfer newly issued Series B Preferred Stock of the Company under conditions and at times as set forth in the Debt Agreement; and

         WHEREAS, in connection with the Debt Agreement, the Company has established a grantor trust (the "Trust") under that certain Grantor Trust Agreement Under Installment Sales Arrangement dated as of an even date herewith by and between the Company and the Trustee thereunder (the "Trust Agreement"), pursuant to which the Company has issued, or will issue, a total of Four Thousand Fifty (4,050) shares (the "Trust Shares") of its newly created 5% Convertible Series B Preferred Stock (the "Series B Preferred Stock"), with such Series B Preferred Stock being held under the Trust, subject to the claims of Company's creditors in the event of Company's Insolvency, as defined in the Trust Agreement, until any such shares of Series B Preferred Stock are released by the Trust for the Company to issue appropriate certificates in the name of each Investor and/or their respective beneficiaries in a manner and at times as specified the Debt Agreement, the Trust Agreement and the Certificate of Designation for the Series B Preferred Stock that the Company filed with the Secretary of State of the State of Delaware; and

         WHEREAS, in connection with the execution and delivery of the Debt Agreement, the Company has agreed with the Investors to provide them with the rights set forth in this Agreement with respect to the underlying Shares of the Company's Common Stock to be issued upon the conversion of any shares of the Company's Series B Preferred Stock that are released to any of the Investors in accordance with the Debt Agreement and the Trust Agreement.

                  NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto hereby agree as follows:

              1. DEFINITIONS. The following terms shall have the meanings provided therefor below or elsewhere in this Agreement as described below:

                  "Board" shall mean the board of directors of the Company.

                  "Closing" or "Closings" shall mean any closing of the conversion of any shares of Series B Preferred Stock that has been issued to an Investor in accordance with the terms of the Debt Agreement and the Trust Agreement into shares of the Company's Class A Common Stock.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and all of the rules and regulations promulgated thereunder.

                  "Investors" shall mean, collectively, the Investors and the Investor Permitted Transferees; provided, however, that the term "Investors" shall not include any of the Investors or any Investor Permitted Transferee that ceases to own or hold any Registrable Shares.

                  "Majority Holders" shall mean, at the relevant time of reference thereto, those Investors holding and/or having the right to acquire, as the case may be, more than fifty percent (50%) of the Registrable Shares held by all of the Investors.

                  "Qualifying Holder" shall have the meaning ascribed thereto in
Section 11 hereof.

                  "Registrable Shares" shall mean the shares of Class A Common Stock to be issued upon the conversion of any shares of the Series B Preferred Stock that are released and issued to an Investor under the terms of the Trust Agreement, provided, however, that such term shall not include any of such shares of Common Stock that become or have become eligible for resale pursuant to Rule 144.

                       "Rule 144" shall mean Rule 144 promulgated under the Securities Act and any successor or substitute rule, law or provision.

                       "SEC" shall mean the Securities and Exchange Commission.

                       "Securities Act" shall mean the Securities Act of 1933, as amended, and all of the rules and regulations promulgated thereunder.

         2. EFFECTIVENESS; TERMINATION. This Agreement shall become effective and legally binding with respect to an Investor only if a Closing with respect to a conversion of any shares of Series B Preferred Stock that have been issued to an Investor under the terms of the Debt Agreement and the Trust Agreement occurs and only with respect to Registrable Shares which have been purchased at a Closing by such Investor.

         3. REGISTRATION.

4. The Company agrees that (i) at least one (1) month prior to any scheduled release of shares of Series B Preferred Stock to the Investors under the Trust Agreement, it will prepare and file with the SEC a registration statement on Form S-3 or its equivalent or (ii) if the Company is not then legally permitted to file with the SEC a registration statement on Form S-3 with respect to resales of its shares, at least three (3) months prior to any scheduled release of shares of Series B Preferred Stock to the Investors under the Trust Agreement it will prepare and file with the SEC a registration statement on Form S-1 or its equivalent for the purpose of registering for resale by, and for the account of, the Investors as selling stockholders under the Securities Act, all of the Registrable Shares attributable to the shares of Series B Preferred Stock to be released to the Investors (in any case, a "Registration Statement"). In the case of unscheduled ------------ --------- releases, the Company shall file a Registration Statement as promptly as possible after it becomes aware of the release or probability of a release. The Registration Statement shall permit the Investors to offer and sell, on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, any or all of the Registrable Shares. The Company shall cause the Registration Statement to become effective as soon as practicable and in any case no later than four months after the release of the shares of Series B Preferred Stock. The Company shall be required to use reasonable efforts to keep the Registration Statement effective until such date that is the earlier of (i) the date when all of the Registrable Shares registered thereunder shall have been sold or (ii) the second anniversary of the date of the release of the shares of Series B Preferred Stock. The offer and sale of the Registrable Shares pursuant to the Registration Statement shall not be underwritten.

         5. OBLIGATIONS OF THE COMPANY. In connection with the Company's obligation under Section 3 hereof to file the Registration Statement with the SEC and to use its best efforts to cause the Registration Statement to become effective as soon as practicable, the Company shall, as expeditiously as reasonably possible:

                  (a) Prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Shares covered by the Registration Statement;

                  Furnish or otherwise make available to the Investors such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents (including, without limitation, prospectus amendments and supplements as are prepared by the Company in accordance with Section 4(a) above) as the Investors may reasonably request in order to facilitate the disposition of such Investors' Registrable Shares;

                  Notify the Investors, at any time when a prospectus relating to the Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in or relating to the Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading; and, thereafter, the Company will promptly prepare (and, when completed, give notice to each Investor) a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Shares, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading; provided that upon such notification by the Company, the Investors will not offer or sell Registrable Shares until the Company has notified the Investors that it has prepared a supplement or amendment to such prospectus and delivered copies of such supplement or amendment to the selling Investors (it being understood and agreed by the Company that the foregoing proviso shall in no way diminish or otherwise impair the Company's obligation to promptly prepare a prospectus amendment or supplement as above provided in this
Section 4(c) and deliver copies of same as above provided in Section 4(b) hereof); and

                  Use commercially reasonable efforts to register and qualify the Registrable Shares covered by the Registration Statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably appropriate in the opinion of the Company, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, and provided further that (notwithstanding anything in this Agreement to the contrary with respect to the bearing of expenses) if and only to the extent that any jurisdiction in which any of such Registrable Shares shall be qualified requires that expenses incurred in connection with the qualification therein of any such Registrable Shares be borne by the selling Investors, then the selling Investors shall, to the extent required by such jurisdiction, pay their pro rata share of such qualification expenses.

         6. FURNISH INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement that the Investors shall furnish to the Company such information regarding them and the securities held by them as the Company shall reasonably request and as shall be required in order to effect any registration by the Company pursuant to this Agreement.

         7. EXPENSES OF REGISTRATION. All expenses incurred in connection with the registration of the Registrable Shares pursuant to this Agreement (excluding underwriting, brokerage and other selling commissions and discounts), including without limitation all registration and qualification and filing fees, printing, and fees and disbursements of counsel for the Company, shall be borne by the Company.

         8. DELAY OF REGISTRATION. The Investors shall not take any action to restrain, enjoin or otherwise delay any registration as the result of any controversy which might arise with respect to the interpretation or implementation of this Agreement.

         9. INDEMNIFICATION.

                  (b) To the extent permitted by law, the Company will indemnify and hold harmless each selling Investor, any investment banking firm acting as an underwriter for the selling Investors, any broker/dealer acting on behalf of any selling Investors and each officer and director of such selling Investor, such underwriter, such broker/dealer and each person, if any, who controls such selling Investor, such underwriter or broker/dealer within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, in any preliminary prospectus or final prospectus relating thereto or in any amendments or supplements to the Registration Statement or any such preliminary prospectus or final prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; and will reimburse such selling Investor, such underwriter, broker/dealer or such officer, director or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, damage, liability or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission made in connection with the Registration Statement, any preliminary prospectus or final prospectus relating thereto or any amendments or supplements to the Registration Statement or any such preliminary prospectus or final prospectus, in reliance upon and in conformity with written information furnished expressly for use in connection with the Registration Statement or any such preliminary prospectus or final prospectus by the selling Investors, any underwriter for them or controlling person with respect to them.

                  To the extent permitted by law, each selling Investor will severally and not jointly indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, each person, if any, who controls the Company within the meaning of the Securities Act, any investment banking firm acting as underwriter for the Company or the selling Investors, or any broker/dealer acting on behalf of the Company or any selling Investors, and all other selling Investors against any losses, claims, damages or liabilities to which the Company or any such director, officer, controlling person, underwriter, or broker/dealer or such other selling Investor may become subject to, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement or any preliminary prospectus or final prospectus, relating thereto or in any amendments or supplements to the Registration Statement or any such preliminary prospectus or final prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent and only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, in any preliminary prospectus or final prospectus relating thereto or in any amendments or supplements to the Registration Statement or any such preliminary prospectus or final prospectus, in reliance upon and in conformity with written information furnished by the selling Investor expressly for use in connection with the Registration Statement, or any preliminary prospectus or final prospectus; and such selling Investor will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter, broker/dealer or other selling Investor in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that the liability of each selling Investor hereunder shall be limited to the proceeds (net of underwriting discounts and commissions, if any) received by such selling Investor from the sale of Registrable Shares covered by the Registration Statement, and provided, further, however, that the indemnity agreement contained in this Section 8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of those selling Investor(s) against which the request for indemnity is being made (which consent shall not be unreasonably withheld).

                  Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party desires, jointly with any other indemnifying party similarly noticed, to assume at its expense the defense thereof with counsel mutually satisfactory to the indemnifying parties with the consent of the indemnified party which consent will not be unreasonably withheld, conditioned or delayed. In the event that the indemnifying party assumes any such defense, the indemnified party may participate in such defense with its own counsel and at its own expense, provided, however, that the counsel for the indemnifying party shall act as lead counsel in all matters pertaining to such defense or settlement of such claim and the indemnifying party shall only pay for such indemnified party's expenses for the period prior to the date of the indemnifying party's participation in such defense. The failure to notify an indemnifying party promptly of the commencement of any such action, if prejudicial to his ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 8, but the omission so to notify the indemnifying party will not relieve him of any liability which he may have to any indemnified party otherwise other than under this Section 8.

                  Notwithstanding anything to the contrary herein, the indemnifying party shall not be entitled to settle any claim, suit or proceeding unless in connection with such settlement the indemnified party receives an unconditional release with respect to the subject matter of such claim, suit or proceeding and such settlement does not contain any admission of fault by the indemnified party.

         10. LIQUIDATED DAMAGES. If (a) within six (6) months after the date of the release of shares of Series B Preferred Stock to the Investors a Registration Statement relating to the resale of such shares has not been declared effective, the Company will pay to each Investor to compensate the Investor for damages caused by such breach that are not readily ascertainable in an amount equal to twenty-five percent of the value of the Registrable Securities that the Investor is unable to resell as a result of such breach (valued as of the date of the release of the Series B Preferred Stock to which the Registrable Securities relate based on the five day average closing price of the Common Stock of the Company on the American Stock Exchange (or other principal market for such stock) through the date immediately prior to the release date or, if there is no such market, by the Board in its reasonable discretion). The obligation to make such payment shall not excuse the Company from its ongoing obligation to register the resale of the Registrable Securities thereafter and the Investor shall have all rights at law or equity with respect to any subsequent breach by the Company of its obligations hereunder.

         11. REPORTS UNDER THE EXCHANGE ACT. With a view to making available to the Investors the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit the Investors to sell the Registrable Shares to the public without registration, the Company agrees to use commercially reasonable efforts: (i) to make and keep public information available, as those terms are understood and defined in the General Instructions to Form S-3, or any successor or substitute form, and in Rule 144, (ii) to file with the SEC in a timely manner all reports and other documents required to be filed by an issuer of securities registered under the Securities Act or the Exchange Act, (iii) as long as any Investor owns any Warrants or Registrable Shares, to furnish in writing upon such Investor's request a written statement by the Company that it has complied with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, and to furnish to such Investor a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as may be reasonably requested in availing such Investor of any rule or regulation of the SEC permitting the selling of any Registrable Shares without registration and (iv) undertake any additional actions reasonably necessary to maintain the availability of the Registration Statement or the use of Rule 144.

         12. DEFERRAL AND LOCK-UP. Notwithstanding anything in this Agreement to the contrary, if the Company shall furnish to the selling Investors a certificate signed by the President or Chief Executive Officer of the Company stating that the Board of Directors of the Company has made the good faith determination (i) that continued use by the selling Investors of the Registration Statement for purposes of effecting offers or sales of Registrable Shares pursuant thereto would require, under the Securities Act, premature disclosure in the Registration Statement (or the prospectus relating thereto) of material, nonpublic information concerning the Company, its business or prospects or any proposed material transaction involving the Company, (ii) that such premature disclosure would be materially adverse to the Company, its business or prospects or any such proposed material transaction or would make the successful consummation by the Company of any such material transaction significantly less likely and (iii) that it is therefore advisable to suspend the use by the Investors of such Registration Statement (and the prospectus relating thereto) for purposes of effecting offers or sales of Registrable Shares pursuant thereto, then the right of the selling Investors to use the Registration Statement (and the prospectus relating thereto) for purposes of effecting offers or sales of Registrable Shares pursuant thereto shall be suspended for a period (the "Suspension Period") of not more than 90 days after delivery by the Company of the certificate referred to above in this Section 10. During the Suspension Period, none of the Investors shall offer or sell any Registrable Shares pursuant to or in reliance upon the Registration Statement (or the prospectus relating thereto).

         13. TRANSFER OF REGISTRATION RIGHTS. Any Investor under this Agreement may transfer or assign the Investors rights to any person provided such person agrees to become a party to, and bound by, all of the terms and conditions of, this Agreement by duly executing and delivering to the Company an Instrument of Adherence in the form attached as Exhibit A hereto. None of the rights of any Investor under this Agreement shall be transferred or assigned to any Person that acquires Registrable Shares in the event that and to the extent that such Person is eligible to resell such Registrable Shares pursuant to Rule 144(k) of the Securities Act (or any successor or substitute rule) or may otherwise resell such Registrable Shares pursuant to an exemption from the registration provisions of the Securities Act.

         14. ENTIRE AGREEMENT. This Agreement constitutes and contains the entire agreement and understanding of the parties with respect to the subject matter hereof, and it also supersedes any and all prior negotiations, correspondence, agreements or understandings with respect to the subject matter hereof.

         15. MISCELLANEOUS.

                  (c) This Agreement may not be amended, modified or terminated, and no rights or provisions may be waived, except with the written consent of the Majority Holders and the Company.

                  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, and shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors or assigns, provided that the terms and conditions of Section 11 hereof are satisfied. This Agreement shall also be binding upon and inure to the benefit of any transferee of any of the Registrable Shares provided that the terms and conditions of Section 11 hereof are satisfied. Notwithstanding anything in this Agreement to the contrary, if at any time any Investor shall cease to own any Registrable Shares, all of such Investor's rights under this Agreement shall immediately terminate.

                  (1) Any notices, reports or other correspondence (hereinafter collectively referred to as "correspondence") required or permitted to be given hereunder shall be sent by courier (overnight or same day) or telecopy or delivered by hand to the party to whom such correspondence is required or permitted to be given hereunder. The date of giving any notice shall be the date of its actual receipt.

                       All correspondence to the Company shall be addressed in the manner set forth in the Subscription Agreement.

                       All correspondence to any Investor shall be sent to such Investor at the address set forth in the Subscription Agreement.

                  Any entity may change the address to which correspondence to it is to be addressed by notification as provided for herein.

                  The parties acknowledge and agree that in the event of any breach of this Agreement, remedies at law may be inadequate, and each of the parties hereto shall be entitled to seek specific performance of the obligations of the other parties hereto and such appropriate injunctive relief as may be granted by a court of competent jurisdiction.

                  This Agreement may be executed in a number of counterparts, an of which together shall for all purposes constitute one Agreement, binding on all the parties hereto notwithstanding that all such parties have not signed the same counterpart.

        [Intentionally Left Blank - Signatures follow on the next page.]


         IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date and year first above written.

                                 ATC HEALTHCARE, INC.





                                 By:
                                    --------------------------------------------
                                        Andrew C. Reiben
                                        Senior Vice President/Chief Financial
                                         Officer



                                 INVESTORS:





                                 ------------------------------------
                                  STUART SAVITSKY








                                 ------------------------------------
                                 SHABSI SCHREIER








                                 ------------------------------------
                                  STEVEN WIENER

                                    EXHIBIT A
                                    ---------

                             Instrument of Adherence
                             -----------------------

                  Reference is hereby made to that certain Registration Rights Agreement, dated as of August 31, 2005 among ATC Healthcare, Inc., a Delaware corporation (the "Company"), the Investors and the Investor Permitted Transferees, as amended and in effect from time to time (the "Registration Rights Agreement"). Capitalized terms used herein without definition shall have the respective meanings ascribed thereto in the Registration Rights Agreement.

                  The undersigned, in order to become the owner or holder of ___________ shares of the 5% Convertible Series B Preferred Stock of the Company and/or _______ shares of the Class A Common Stock of the Company, hereby agrees that, from and after the date hereof, the undersigned has become a party to the Registration Rights Agreement in the capacity of an Investor Permitted Transferee, and is entitled to all of the benefits under, and is subject to all of the obligations, restrictions and limitations set forth in, the Registration Rights Agreement that are applicable to Investor Permitted Transferees. This Instrument of Adherence shall take effect and shall become a part of the Registration Rights Agreement immediately upon execution.

                  Executed as of the date set forth below.




                              Signature:
                                        ---------------------------------------


                              Print Name:
                                          -------------------------------------


Accepted:

ATC HEALTHCARE, INC.


By:
   -----------------------------------------


Name:
      --------------------------------------

Title:
       -------------------------------------

Date:
     ---------------------------------------